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                                                                  EXHIBIT 10.8.5

                            ANNUNCIO SOFTWARE, INC.

                    SOFTWARE LICENSE AND SERVICES AGREEMENT

     This Software License and Services Agreement (the "Agreement") is entered
                                                        ---------
into as of the 6th day of October, 1999 (the "Effective Date") by and between
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Annuncio Software, Inc., a California corporation with an office at 2440 W. El
Camino Real, Suite 300, Mountain View, CA 94040 ("Annuncio"), and Wells Fargo
                                                  --------
Bank, N. A., a national banking association, having an office at 420 Montgomery Street, 10th floor, San Francisco CA 94112 ("Wells Fargo").

                                    RECITALS

     WHEREAS, Annuncio has developed and licenses certain Internet marketing automation software known as Annuncio Live TM; and provides services associated therewith, and

     WHEREAS, Wells Fargo wishes to obtain Annuncio's services and use the Annuncio Live TM software initially for a pilot program and possibly obtain a non-exclusive license to use the Annuncio software on an ongoing basis to automate its Internet and integrated marketing campaigns.

IN CONSIDERATION OF THE MUTUAL PROMISES CONTAINED HEREIN, THE PARTIES HERETO HEREBY AGREE AS FOLLOWS:

1.   STRUCTURE OF AGREEMENT.

1.1  Schedules. The Agreement consists of the Agreement, and the following
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Schedules, which are incorporated herein in their entirety:

               Schedule A:  Annuncio Services
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               Schedule B:  Pricing
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               Schedule C:  Service Levels
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               Schedule D   Wells Fargo Security Requirements
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1.2  Project Descriptions. There may be multiple projects under Schedule A, the
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details of which shall be outlined in one or more Exhibits to such Schedule
(each, a "Statement of Work"). Each such Exhibit shall reference this Agreement, shall be executed by the both of the parties, and shall be subject to the terms and conditions of this Agreement. Under this Agreement, Wells Fargo has no obligation whatsoever to agree to enter into other projects or execute additional Statements of Work with Annuncio.

1.3  Definitions. As used in this Agreement any capitalized terms defined in the
     -----------
Agreement or in this Section shall have the meaning specified.

(a) "AFFILIATE" means a corporate entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, Wells Fargo Bank, N.A. The term "control" means, with respect to any corporate entity, the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or other ownership interests, by contract or otherwise) of such corporate entity.

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

(B) "ANNUNCIO SERVER" shall mean the dedicated computer system hosted by a third party with access to the Internet which is under the control of Annuncio and accessible to both Wells Fargo and Annuncio that is running the Software, hosting the Wells Fargo Materials, and collecting the Wells Fargo Data.

(C) "CONFIDENTIAL INFORMATION" shall have the meaning assigned to it in Section 6.1.

(D) "SERVICES" shall mean the services provided by Annuncio to Wells Fargo more fully described in Schedule A.
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(E)  "SOFTWARE" shall mean the Annuncio Live TM software and related documentation licensed by Wells Fargo under this Agreement including any updates, upgrades, enhancements, and new versions provided by Annuncio for use by Wells Fargo during the term of the Agreement.

(F) "USER" shall mean the Wells Fargo personnel who are authorized under this Agreement to utilize the Services and/or access the Software on the Annuncio Server.

(G) "WELLS FARGO" shall mean Wells Fargo Bank, N.A., Wells Fargo & Company or any subsidiary or Affiliate of either of them.

(H) "WELLS FARGO DATA" shall mean all Wells Fargo customer information and related data provided to Annuncio for use in providing the Services and the information and data collected as the result of the Services and related marketing campaigns; and shall include, but is not limited to Wells Fargo customer names, addresses, banking, and business information, and any Wells Fargo customer responses, web logs, traffic reports, and other data resulting from the Services.

(I) "WELLS FARGO MATERIALS" shall mean the Wells Fargo advertising and marketing information organized and stored on the Annuncio Server and used by Annuncio in providing the Services hereunder and shall include any Web pages provided by Wells Fargo associated therewith and the content thereof, including but not limited to all Wells Fargo trademarks, service marks, and logos provided therewith along with any alphabetic, numeric, graphic, or other characters, symbols, or images, in whatever form or representation, and the information represented by such characters, symbols, or images associated therewith in either hard copy or electronic format

2.   RENEWALS AND REVISIONS.

2.1  Renewal of Terms: Option for Full License.
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     (a)  Upon termination or expiration of this Agreement, the parties may elect to renew the Agreement for successive one-year terms upon mutually agreed terms and conditions.

     (b) Prior to the end of the sixth (6th) month of the initial one (1) year term of this Agreement, Wells Fargo may notify Annuncio that it desires to purchase a full license to the Software that permits unrestricted use of the Software by Wells Fargo subject to constraints specified in Exhibit B. Upon such
                                                            ---------
notice, Annuncio agrees to license the Software to Wells Fargo upon mutually agreed terms and conditions at the prices listed in Schedule B. If Wells Fargo
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does not request such a license and in writing requests continuation of existing arrangement, Wells Fargo can continue to use the Software on the Annuncio Server at the monthly rate based on the same Wells Fargo volumes for the remainder of the initial one (1) year term on a month-to-month basis subject to the requirement of a thirty (30) day notice of termination set out in Section
9.1(a).

     (c) Wells Fargo shall have no obligation under this Agreement to enter into any future agreement with Annuncio to license the Software or obtain any additional services from Annuncio beyond those set out in the initial Statement of Work set out in Exhibit A-1.
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

3.   SOFTWARE LICENSE.

3.1  License. Subject to the terms and conditions of this Agreement, Annuncio
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grants Wells Fargo a non-exclusive, nontransferable license to install client versions of the Software as necessary to carry out the purposes of this Agreement and to use or permit use of the Software solely as hosted by Annuncio hereunder on an Annuncio Server for purposes of defining, executing, and analyzing Wells Fargo Internet marketing campaigns, and for accessing, transferring, and storing Wells Fargo Materials and Wells Fargo Data used and/or collected in such marketing campaigns. Wells Fargo may also make copies of the client version of the Software as reasonably necessary for Wells Fargo backup and archival purposes. The license granted in this Section 3.1 is subject to the "Marketing Transactions" limits set forth in Schedule B.
                                             ----------

3.2  Restrictions. Wells Fargo shall not: (i) disassemble, reverse engineer,
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decompile, or otherwise attempt to derive source code from the Software, modify, adapt, create derivative works based upon, or translate the Software; (ii) install the server version of the Software on any of its computer systems, servers, or networks; (iii) transfer, lease, loan, resell for profit, distribute or otherwise grant any rights in the Software in any form to any other party, including commercial time-sharing, rental, or service bureau use; or (iv) copy the Software except as permitted in Section 3.1.

3.3  Ownership. This license is not a sale and does not convey any rights of
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ownership in or to the Software. Annuncio retains all right, title, and interest in the Software (including any updates, upgrades or modifications thereof provided to or used by Wells Fargo) and reserves all rights not explicitly granted. Wells Fargo retains all right, title, and interest in the Wells Fargo Materials and Wells Fargo Data.

4.   SERVICE LEVELS.

4.1 Annuncio shall provide the Software and Services in operated in compliance with the Service Levels set out in Schedule C. Annuncio Services will at least
                                   -----------
meet industry standards. Annuncio will use all commercially reasonable efforts to: (i) make the Annuncio Server available to Wells Fargo; (ii) promptly investigate any problems that Wells Fargo reports to Annuncio; and (iii) resolve problems or errors promptly.

4.2 Annuncio shall enter into a written agreements with the third party operating the Annuncio Server that requires substantially equivalent service levels to those required of Annuncio under this Section 4 and compliance with the obligations of confidentiality set out in Section 6 and pertinent security requirements as set out in Section 15 and Schedule D.
                                          ----------

5.   MARKETING.

5.1 Annuncio: (i) shall submit to Wells Fargo all proposed advertising, sale promotion and other publicity material in which Wells Fargo's name is mentioned or language is used from which Wells Fargo's name may be inferred or implied and shall not publish or use any such material without the prior written consent of Wells Fargo; (ii) shall not publicly reveal the existence of this Agreement or any of its terms without the prior written consent of Wells Fargo; and (iii) shall not use Wells Fargo trademarks or logos without Wells Fargo's prior written authorization and such authorization shall always be subject to Wells Fargo's right to revoke such authorization at any time, in its sole discretion. Wells Fargo will consider any reasonable request for use of Wells Fargo's name and will promptly evaluate any request made by Annuncio.

6.   CONFIDENTIAL INFORMATION.

6.1  Definition. "Confidential Information" means, without limitation, Wells
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Fargo Materials and all Wells Fargo marketing, internet and business development plans, specific marketing and advertising plans and features, and shall include Wells Fargo's technical information, customer information, employee information, security procedures and standards, or other sensitive business information including all materials containing said information, all Wells Fargo Data obtained through the Annuncio Server including that received from Wells Fargo customers responding to Wells Fargo advertisements or marketing campaigns or from Users using or accessing the

Annuncio Software, Inc.              - 3 -                          CONFIDENTIAL

Annuncio Server, including but not limited to web logs and traffic reports related thereto. Annuncio Confidential Information includes, without limitation, the Software source code and all information related thereto. Confidential Information shall also include the terms of this Agreement and any and all information disclosed by either party to the other which is marked "confidential" or "proprietary", including oral information which is designated confidential at the time of disclosure, provided that it is reduced to a written summary marked "confidential" which is supplied to the other party within thirty
(30) days of the oral disclosure. Confidential Information does not include any information that the receiving party can demonstrate by its written records: (i) was known to it prior to its disclosure hereunder by the disclosing party; (ii) is or becomes known through no wrongful act of the receiving party; (iii) has been rightfully received from a third party authorized to make such a disclosure; (iv) is independently developed by the receiving party without; (v) has been approved for release by the disclosing party's prior written authorization; or (vi) has been disclosed by court order or as otherwise required by law, provided that the party required to disclose the information provides prompt advance notice to enable the other party to seek a protective order or otherwise prevent such disclosure.

6.2  Obligation. Neither party will use any Confidential Information of the
     ----------
disclosing party except as expressly permitted in this Agreement or as expressly authorized in writing by the other party. Each party shall use the same degree of care to protect the disclosing party's Confidential Information as it uses to protect is own confidential information of like nature, but in no circumstances less than reasonable care. Neither party shall disclose the other party's Confidential Information to any person or entity other than the its officers, employees, consultants and legal advisors and the third party hosting the Annuncio Server who need access to such Confidential Information in order to effect the intent of the Agreement and who have entered into written confidentiality agreements with it consistent with this Section.

7.   PAYMENT OBLIGATIONS.

7.1  Payment. Annuncio will invoice Wells Fargo for the fees set forth on the
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Pricing Schedule set forth in Schedule B on a monthly basis. All undisputed fees
                              ----------
are due and payable to Annuncio within thirty (30) days after the date of an Annuncio invoice. Any adjustment in the fees due will be reflected in a subsequent Annuncio invoice.

7.2  Late Payments. Fees not paid when due will, after written notice to Wells
     -------------
Fargo, accrue late charges at a rate of 1.5% per month, or the maximum rate allowed under law, whichever is lower, from the due date until the date paid.

7.3  Taxes. Wells Fargo shall be responsible for all sales taxes, use taxes and
     -----
any other similar taxes and charges of any kind imposed by any federal, state or local governmental entity on the transactions contemplated by this Agreement, excluding only U.S., state, local and foreign taxes based solely upon Annuncio's income. When Annuncio has the legal obligation to pay or collect such taxes, the appropriate amount shall be invoiced to and paid by Wells Fargo unless Wells Fargo provides Annuncio with a valid tax exemption certificate authorized by the appropriate taxing authority.

7.4  U.S. Dollars. All fees quoted and payments made hereunder are in U.S.
     ------------
Dollars.


7.5  Expenses. If Annuncio provides any on-site services as part of the
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Services, then Wells Fargo will reimburse Annuncio for all pre-approved reasonable travel and other related expenses incurred by Annuncio in the performance of those Services, subject to Wells Fargo's receipt of a request (or invoice) and supporting documentation in accordance with Wells Fargo's standard travel policies.

8.   WARRANTY AND DISCLAIMER.

8.1  Limited Warranty. Annuncio represents and warrants that:
     ----------------

(a) the Software will operate in substantial conformity with its specifications and documentation and the Services will be performed in a professional and workmanlike manner;

Annuncio Software, Inc.              - 4 -                          CONFIDENTIAL

(b) the Software does not contain routines, viruses, trap doors, "Trojan Horses" or other disabling devices or code which has been intentionally designed or created to allow unauthorized access to, or use of the Software or access to the Wells Fargo networks by any Annuncio employee or any third party, or to cause the Software or other software program or programs to malfunction or that contains other content that would interfere with regular operation of the Software or with Wells Fargo's or its customers' computer communication systems or other business operations;

(c) the Software is Year 2000 compliant and shall not experience any abends or aborts as a result of the date of use or input, whether before, on or after January 1, 2000 (including leap years) and shall accept, respond to, store and display date information accurately and in a manner that is unambiguous as to century;

(d) the Software does not include or contain any timer, clock, counter, or other limiting design or routine which causes such Software to be erased, inoperable, or otherwise incapable of being used in the full manner for which it was designed and licensed pursuant to this Agreement; and

(e) in the performance of this Agreement, Annuncio will comply with and assure that its subcontractors comply with all applicable Well Fargo Security Requirements attached hereto as Exhibit D.
                                ---------

8.2  Limitations.

(a) Annuncio does not warrant that the Software will meet all of Wells Fargo's requirements or that the use of the Software or access to functions of the Software will be uninterrupted or error free.

(b)  Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT, NEITHER PARTY
     ----------
MAKES ANY WARRANTIES, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE. EACH PARTY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND THE STATUTORY WARRANTY AGAINST INFRINGEMENT.

9.   TERMINATION OR EXPIRATION OF AGREEMENT

9.1  This Agreement may be terminated as follows:

(a) Upon thirty (30) days prior written notice, Wells Fargo may terminate this Agreement for its convenience;

(b) If either party materially breaches any term or condition of this Agreement and fails to cure such breach within thirty (30) days after receiving written notice of the breach, the non-breaching party may terminate this Agreement on written notice to the breaching party; or

(c) Either party may terminate this Agreement immediately upon notice if the other party hereto becomes insolvent (i.e. becomes unable to pay its debts in the ordinary course of business as they come due) or makes an assignment for the benefit of creditors.

9.2  Effect of Termination or Expiration. In the event of expiration or
     -----------------------------------
termination of this Agreement: (a) Annuncio shall return or destroy all copies of Wells Fargo Confidential Information, including but not limited to Wells Fargo Materials and Wells Fargo Data, regardless of storage medium, and (b) Annuncio shall cause all Wells Fargo Materials and Wells Fargo Data to be deleted from Annuncio Server; (c) Wells Fargo shall return or destroy all copies of Annuncio Confidential Information. Upon request of either party, the other party shall certify in writing that the obligations of this Section 9.2 have been met

9.2  Survival. In addition to any payment obligations incurred prior to the
     --------
expiration or termination of this Agreement, the following sections shall survive the termination or expiration of this Agreement for any reason: 1.1, 1.3, 3.2, 3.3, 6, 8.2, 9.2, 9.3, 11.2, 12, and 16.

10.  INDEMNITIES.

Annuncio Software, Inc.              - 5 -                          CONFIDENTIAL

10.1 Indemnity by Wells Fargo. Wells Fargo shall, at its expense, defend and
     ------------------------
hold Annuncio, its parent and subsidiary companies and its directors, officers and employees harmless from any and all damages, liabilities, costs and expenses (including reasonable attorneys' fees) incurred by Annuncio arising out of or relating to any third party claim, suit or proceeding alleging that the Wells Fargo Materials, to the extent obtained, supplied, and/or created by Wells
Fargo: (i) are factually inaccurate, misleading or deceptive; (ii) infringe or misappropriate any copyright, trademark, trade secret or other intellectual property right of any third party; or (iii) are libelous, defamatory, obscene or pornographic or violates other civil or criminal laws, including those regulating the use and distribution of content on the Internet and protection of personal privacy; provided that Annuncio promptly notifies Wells Fargo in writing of any such claim and promptly tenders full control of the defense and settlement of any such claim to Wells Fargo. Annuncio shall cooperate with Wells Fargo, at Wells Fargo's expense, in defending or settling any such claim.

10.2 Indemnity by Annuncio.
     ---------------------

(a) Annuncio shall, at its expense, defend and hold Wells Fargo, its parent and subsidiary companies and its directors, officers and employees harmless from any and all damages, liabilities, costs and expenses (including reasonable attorneys' fees) incurred by Wells Fargo arising out of or relating to any third party claim, suit or proceeding alleging that the Software or the deliverables provided by Annuncio as part of the Services (except to the extent such claims are based upon the Wells Fargo Materials): (i) are factually inaccurate, misleading or deceptive; (ii) infringe or misappropriate any copyright, trademark, trade secret or other intellectual property right of any third party; or (iii) are libelous, defamatory, obscene or pornographic or violates other civil or criminal laws, including those regulating the use and distribution of content on the Internet and protection of personal privacy; provided that Wells Fargo promptly notifies Annuncio in writing of any such claim and promptly tenders full control of the defense and settlement of any such claim to Annuncio. Wells Fargo shall cooperate with Annuncio, at Annuncio's expense, in defending or settling such claims. Notwithstanding the provisions of this Section, Annuncio assumes no liability for infringement claims arising out of the Wells Fargo Materials or by Wells Fargo modification of the Software without Annuncio's authorization, or infringement claims based solely on the use or combination of the Software by Wells Fargo with materials, equipment, or machinery not provided by Annuncio. THE PROVISIONS OF THIS SECTION 10.2(a) STATES THE ENTIRE LIABILITY AND OBLIGATION OF ANNUNCIO AND THE EXCLUSIVE REMEDY OF WELLS FARGO WITH RESPECT TO ANY ACTUAL OR ALLEGED INFRINGEMENT OF COPYRIGHTS, OR OTHER INTELLECTUAL PROPERTY RIGHTS BY THE SOFTWARE OR ANY PART THEREOF

(b) Annuncio shall, at its expense, defend and hold Wells Fargo, its parent and subsidiary companies and its directors, officers and employees harmless from any and all damages, liabilities, costs and expenses (including reasonable attorneys' fees) incurred by Wells Fargo arising out of or relating to any suit or proceeding arising out of Annuncio's gross negligence, willful misconduct, unlawful act, provided that Wells Fargo promptly notifies Annuncio in writing of any such claim and promptly tenders full control of the defense and settlement of any such claim to Annuncio. Wells Fargo shall cooperate with Annuncio, at Annuncio's expense, in defending or settling such claims.

11.  LIMITATIONS OF LIABILITY.

11.1 Wells Fargo Materials. Wells Fargo is responsible for the content of the
     ---------------------
Wells Fargo Materials. For all Wells Fargo Materials, Wells Fargo shall obtain all licenses to, and releases of intellectual or proprietary rights subsisting in such Wells Fargo Materials before placement within the Service. If there is any damage or loss of any Wells Fargo Materials once installed on the Annuncio Server, however caused, then Wells Fargo's sole and exclusive remedy, and Annuncio's sole and exclusive liability for such damage or loss is for Annuncio to use all reasonable efforts to provide to Wells Fargo the version of the Wells Fargo Materials from Annuncio's most recent regularly scheduled backup of such Wells Fargo Materials.

11.2 Limitation. IN NO EVENT SHALL EITHER PARTY'S LIABILITY ARISING OUT OF OR
     ----------
RELATED TO THIS AGREEMENT EXCEED [*]. FURTHER, IN NO EVENT SHALL WELLS FARGO, ANNUNCIO, ANNUNCIO'S LICENSORS, OR ANNUNCIO'S SUPPLIERS

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

HAVE LIABILITY FOR ANY LOST PROFITS OR FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. NOTWITHSTANDING THE FOREGOING, THE LIMITATIONS SET FORTH IN THIS SECTION 11.2 SHALL NOT APPLY TO ANY BREACH BY ANNUNCIO OR ITS CONTRACTORS OF CONFIDENTIALITY OBLIGATIONS WITH REGARD TO WELLS FARGO CUSTOMER INFORMATION OR ANNUNCIO'S INFRINGEMENT INDEMNITY OBLIGATIONS UNDER SECTION 10.2(A).

12.  SETTLEMENT OF DISPUTES

12.1 The parties will endeavor to amicably resolve any dispute, controversy, or claim arising out of or related to this Agreement, or breach thereof. In the event, however, that any dispute, controversy, or claim cannot be amicably resolved, it shall be finally settled by binding arbitration. Such arbitration shall be conducted in the English language by the American Arbitration Association in San Francisco, California under that organization's commercial arbitration rules. The expense of arbitration will be borne by the losing party.

12.2 The parties agree that the award of the arbitrator shall be the final, sole and exclusive remedy between them regarding any claims, counterclaims, issues or accountings presented or pled to the arbitrator; that it shall be nonappealable; that any monetary award shall be promptly paid, free of any tax, deduction or offsets; and that any costs, fees or taxes incident to enforcing the award shall be charged against the party resisting such enforcement. Judgment upon the award of the arbitrator may be entered and enforced in any court having jurisdiction thereof.

12.3 Notwithstanding Sections 12.1 and 12.2 above, no provision hereof shall limit the right of either party to seek injunctive relief from a court of competent jurisdiction before, after, or during the pendency of any arbitration. The exercise of any such remedy shall not waive the right of any party to compel arbitration hereunder.

13.  INSURANCE

13.1 Insurance. Annuncio shall maintain adequate insurance coverage to protect
     ---------
Wells Fargo from any losses or claims which may arise out of the this Agreement, the Software, or the performance of Services under this Agreement including (i) statutory workers' compensation, disability and unemployment insurance for all employees of Annuncio, (ii) commercial general liability insurance (including contractual liability coverage, broad form property damage liability and personal and bodily injury liability) covering all employees, subcontractors, agents and servants of Annuncio and its subcontractors (if any) engaged in the performance of services hereunder, with limits of at least [*] per occurrence,
(iii) professional liability insurance (errors and omissions) covering Annuncio, its officers and employees with a limit of not less than [*] per occurrence, and
(iv) [*]. Upon Wells Fargo's request, Annuncio shall provide to Wells Fargo, copies of certificates of insurance specifying the limits of insurance, copies of insurance policies specifying the terms and conditions of that insurance, and certification that the foregoing insurance is in full force and effect and will not be canceled. In addition, Annuncio warrants that the insurance limits or the insurance coverage shall not be materially reduced without a thirty (30) day prior written notice to Wells Fargo. [*] If any personnel assigned to Wells Fargo are a subcontractors of Annuncio, Annuncio shall furnish Wells Fargo, upon request, with evidence that Annuncio's insurance covers such subcontractor or that such subcontractor maintains the same types and level of insurance as that required of Annuncio hereunder.

14.  COMPLIANCE WITH LAWS

14.1 The Services performed hereunder will be performed in a manner which is in accordance with all statutes, regulations and/or ordinances applicable to the services covered hereby, including, but not limited to, all laws and regulations pertaining to wages and hours of employment, social security, unemployment, Workers Compensation and withholding of taxes.

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

15.  SECURITY

15.1 While at Wells Fargo's facilities, Annuncio employees shall have access only to areas designated by Wells Fargo. If Annuncio employees are issued security badges, they shall be worn at all times while on Wells Fargo premises, and surrendered upon completion of the services at Wells Fargo facilities, or upon demand, which ever occurs first. Annuncio and Annuncio's employees shall comply with all Wells Fargo security regulations, policies and procedures including those governing access to data, computer systems, and facilities and governing the removal of property from Wells Fargo's premises including all security requirements set out in Schedule D that are applicable to performance
                                 ----------
of the Services, the Software, or the Annuncio Server hosting arrangement.

15.2 Individuals who have been convicted of a crime involving dishonesty or breach of trust are prohibited from working for Wells Fargo unless permission has been granted by the appropriate Federal agency. If Annuncio or any employee of Annuncio, who will be performing services under this Agreement, has a criminal conviction record involving dishonesty or breach of trust, Annuncio shall notify Wells Fargo in writing prior to the commencement of the services and/or assignment with Wells Fargo. Upon receiving such notice, Wells Fargo shall decide, in its sole discretion, whether to petition the appropriate Federal Agency for an exception.

16.  GENERAL.

16.1 Assignment. Except with regard to assignment to Affiliates or to a merger
     ----------
or sale of substantially all or all Wells Fargo assets, Wells Fargo may not assign any of its rights or delegate any of its obligations under this Agreement, whether by operation of law or otherwise, unless it has first obtained written approval from Annuncio, and the assignee or delegatee agrees, also in writing, to be bound by all of the terms and conditions of this Agreement. Except with regard to a merger or sale of all or substantially all Annuncio assets, Annuncio may not assign its rights or obligations under this Agreement or any licenses created hereunder without Wells Fargo's prior written consent, which consent shall not be unreasonably withheld, provided the assignee or delegatee agrees, also in writing, to be bound by all of the terms and conditions of this Agreement. Subject to the foregoing, this Agreement will bind and inure to the benefit of the parties, their respective successors, and permitted assigns.

16.2 Waiver and Amendment. No modification, amendment, or waiver of any
     --------------------
provision of this Agreement shall be effective unless in writing and signed by the party to be charged. No failure or delay by either party in exercising any right, power, or remedy under this Agreement, except as specifically provided herein, shall operate as a waiver of any such right, power or remedy.

16.3 Choice of Law; Jurisdiction, Venue. This Agreement shall be governed by the
     ----------------------------------
laws of the United States and the State of California, USA., excluding conflict of laws provisions and excluding the 1980 United Nations Convention on Contracts for the International Sale of Goods. Wells Fargo agrees to comply with all U.S. and foreign export control laws or regulations. The parties hereto agree to the exclusive and personal jurisdiction of the state and federal courts located in the Central District of California.

16.4 Notices. All notices, demands or consents required or permitted under this
     -------
Agreement shall be in writing and delivered to the addresses set forth on the Cover Sheet. Notice shall be considered delivered and effective on the earlier of actual receipt or when: (a) personally delivered; (b) the day following transmission if sent by telex, telegram or facsimile when followed by written confirmation by registered overnight carrier or certified United States mail; or
(c) 1 day after posting when sent by registered private overnight carrier (e.g., Airborne, DHL, Federal Express, UPS etc.); or (d) 5 days after posting when sent by certified United States mail. Notice shall be sent to the parties at the addresses set forth on the first page of this Agreement or at such other address as shall be specified by either party to the other in writing.

16.5 Independent Contractors. The parties are independent contractors. Neither
     -----------------------
party shall be deemed an employee, agent, partner or legal representative of the other for any purpose and neither shall have any right, power, or authority to create any obligation or responsibility on behalf of the other.

Annuncio Software, Inc.              - 8 -                          CONFIDENTIAL

16.6  Severability. If any provision of this Agreement is held by a court of
      ------------
competent jurisdiction to be contrary to law, such provision shall be changed and interpreted so as to best accomplish the objectives of the original provision to the fullest extent allowed by law and the remaining provisions of this Agreement shall remain in full force and effect.

16.7  Force Majeure. Except for Wells Fargo's obligations to pay money, neither
      -------------
party shall be deemed to be in breach of this Agreement for any failure or delay in performance caused by reasons beyond its reasonable control, including but not limited to acts of God, earthquakes, strikes or shortages of materials.

16.8  Headings and References. The headings and captions used in this Agreement
      -----------------------
are used for convenience only and are not to be considered in construing or interpreting this Agreement.

16.9  Complete Understanding. This Agreement, including all Schedules,
      ----------------------
constitutes the final, complete, and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes any prior or contemporaneous agreement.

16.10 Counterparts. This Agreement may be signed in two or more counterparts,
      ------------
each of which shall be deemed an original and together which shall constitute one instrument.

Accepted and Agreed:

ANNUNCIO SOFTWARE, INC.                      WELLS FARGO BANK, N.A.

By: /s/ Chris McClain                        By: /s/ Scott T.K. Gable

Print Name: CHRIS McClain                    Print Name: SCOTT T.K. GABLE
            -------------                                ----------------

Title: VP SALES                              Title: SVP, MARKETING
       --------                                     --------------

Date: 10/7/99                                Date: 10/6/99
      -------                                      -------

                                   Schedule A
                                   ----------

                               ANNUNCIO SERVICES

This Schedule sets forth the terms and conditions upon which the Parties agree that Annuncio shall render certain Services to Wells Fargo. This Schedule is a part of and incorporates the terms and conditions of that certain Pilot Software License and Services Agreement between Annuncio and Wells Fargo (the "BASE AGREEMENT") with an Effective Date of October 6, 1999. Unless otherwise defined herein, all capitalized terms used herein shall have the meaning set forth in the Base Agreement.

1.   SERVICES
     --------

1.1  Services. Annuncio will, as Wells Fargo and Annuncio may agree from time to
     --------
time during the Term, provide the Services described in each separate Exhibit A
                                                                      ---------
attached hereto (each, a "STATEMENT OF WORK"). Each Exhibit A hereto shall be
                                                    ---------
sequentially numbered (Exhibit(s) A-1, A-2, etc.) and shall not be binding until it has been signed by both of the parties. In the event of a conflict with the terms of the Base Agreement with this Schedule A or any Statement of Work, the
                                      ----------
terms of this Schedule A and the Statement of Work shall supersede the terms of the Base Agreement and the terms of any Statement of Work shall supercede the terms of this Schedule A. Notwithstanding the foregoing or any provisions in the
              ----------
Base Agreement or a Statement of Work, Wells Fargo has no obligation whatsoever to enter into a Statement of Work other than that set out in Exhibit A-1 hereto.

2.   COMPENSATION.
     ------------

2.1  Services. Wells Fargo shall pay Annuncio for performing the Services as
     --------
shown in the applicable Exhibit A.
                        ---------

2.2  Expenses. The Wells Fargo shall also reimburse Annuncio for the pre-
     --------
approved, reasonable actual travel and living expenses of its personnel engaged in the performance of Services at locations other than Annuncio facilities, together with other reasonable out-of-pocket expenses incurred in connection with performance of the Services. Annuncio shall adhere to any travel policy reasonably promulgated by Wells Fargo.

3.   OWNERSHIP. All right, title and interest in and to any enhancements,
     ---------
modifications or updates to the Software developed by Annuncio and furnished to Wells Fargo hereunder shall be and remain with Annuncio. Wells Fargo shall treat all enhancements, modifications and updates, whether developed by Annuncio, in accordance with the restrictions and limitations set forth in the Base Agreement

4.   Wells Fargo Obligations.
     -----------------------

4.1 Wells Fargo agrees not to use the Services or the Annuncio Server in a manner that is prohibited by any law or regulation or to facilitate the violation of any law or regulation. Wells Fargo further agrees not to use the Services in a manner that will disrupt third parties' use or enjoyment of any communications service or outlets. Wells Fargo acknowledges that prohibited conduct includes, but is not limited to, use of the Service to invade the privacy of third parties, impersonation of Annuncio personnel or other Annuncio customers, transmitting via e-mail, USENET or chat service abusive, profane, libelous, slanderous, threatening or otherwise harassing material and posting material in any newsgroup that is off-topic according to the charter or other public statement of the newsgroup. Wells Fargo also agrees not to use any the Services to solicit Annuncio customers to patronize competing services, and not to violate or tamper with the security of any Annuncio Server or Software.

4.2 Wells Fargo shall be solely responsible for all Wells Fargo Materials available on or through the Software hosted on the Annuncio Server. Wells Fargo acknowledges that Annuncio exercises no control whatsoever over the content of the Wells Fargo Materials and that it is the sole responsibility of Wells Fargo to ensure that the information it and its Users transmit and receive complies with all applicable laws and regulations.

4.3 Wells Fargo acknowledges that, except as specifically authorized in the Agreement, it is expressly prohibited from utilizing any Annuncio dial-up account, Annuncio's equipment, any Annuncio electronic mail

Annuncio Software, Inc.             - 10 -                          CONFIDENTIAL
address, or any Annuncio Server in connection with the sending of the same or substantially similar unsolicited electronic mail messages, whether commercial or not, to a large number of recipients. Wells Fargo specifically agrees that it will not utilize any Annuncio dial-up account, Annuncio's equipment, any Annuncio electronic mail address or any Annuncio Server in connection with the transmission of the same or substantially similar unsolicited message to 50 or more recipients or 15 or more newsgroups in a single day. For each day upon which this provision is violated, Wells Fargo agrees to pay Annuncio damages to compensate for the lost goodwill such a violation causes. Wells Fargo agrees to pay Annuncio $10 per day for an unintentional violation of this provision, but where warranted, such as in the case of an accidental transmission, Annuncio may waive all or part of the applicable charge. In cases of willful violations of this provision, Wells Fargo agrees to pay Annuncio $200 per day. . Payment by Wells Fargo under this provision shall not prevent Annuncio from seeking to obtain other legal remedies against Wells Fargo, including other damages or an injunction.

5.   SERVICE LEVELS. Annuncio shall perform all Services and assure that any
     --------------
third party subcontractor used by Annuncio performs in accordance with the Service Levels set out in Schedule C..

5.1  Annuncio Warranty. Annuncio will use all commercially reasonable efforts
     -----------------
to: (i) make the Annuncio Servers available 24 hours per day, 7 days per week;
(ii) promptly investigate any problems that Wells Fargo reports to Annuncio; and
(iii) resolve problems or errors promptly.

5.2  Credit for Non-Availability. If the Annuncio Servers, Software, and/or
     ---------------------------
related Services are available less than 90% of the time (excluding scheduled maintenance and backups each day ("Uptime Target"), then Annuncio shall credit Wells Fargo for the unavailable time by extending the term of this Agreement one day, without additional charge, for each day in which the Uptime Target is not met.

6.   INTEGRATION. All other terms and conditions set forth in the Base Agreement
     -----------
are incorporated herein by this reference, including the provisions of Section 16 of the Base Agreement, entitled "General Provisions."

Accepted and Agreed:

ANNUNCIO SOFTWARE, INC.                      WELLS FARGO BANK, N.A.

By: /s/ Chris McClain                        By: /s/ Scott T.K. Gable

Print Name: CHRIS MCCLAIN                    Print Name: SCOTT T.K. GABLE
            -------------                                ----------------

Title: VP SALES                              Title: SVP, MARKETING
       --------                                     --------------

Date: 10/7/99                                Date: 10/6/99
      -------                                      -------

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                  Exhibit A-1
                                  -----------

                               STATEMENT OF WORK

1.     STATEMENT OF WORK OVERVIEW

1.1    Background. Wells Fargo wishes to use the Software, Annuncio Live /TM/,
       ----------
in a hosted environment using an Annuncio Server. This Statement of Work ("SOW") describes the Services that Annuncio will provide to implement, integrate, and host the Software for use by Wells Fargo.

1.2    The goals of this Statement of Work are to define the following:

       (a) Hosting, data, integration, campaign, and support Services to be provided by Annuncio

       (b) Deliverables to be provided by Annuncio

       (c) Tasks and other responsibilities of Wells Fargo related to the SOW

       (d) Key assumptions

       (e) Consulting costs

1.3 Additionally, this SOW will be used to document Wells Fargo's acceptance of the work scope as defined within, and serve as an authorization to commence delivery of the defined Services.

2.     PROJECT SCOPE

2.1 This document is a complete description of the Services and deliverables to be provided by to Wells Fargo by Annuncio.

2.2    The topics covered in this section are:

       (a) Goals and Objectives

       (b) Project planning and project management

       (c) Hosting Services

       (d) Data and integration Services

       (e) Campaign Services

       (f) Support Services

       (g) Key assumptions

       (h) Wells Fargo responsibilities

2.1    GOALS AND OBJECTIVES

2.1.1  OBJECTIVES

       (a) The objectives of Wells Fargo's engagement of Annuncio as a Service provider are as follows:

           * For Annuncio to provide access to Wells Fargo of an hosted version of the Annuncio Live Software for the duration of the Agreement at a are, Inc. third party location under the control of Annuncio.


Annuncio Software                      -12-                        CONFIDENTIAL

           * For Annuncio to assist Wells Fargo in creating an Annuncio Live Database

           *  For Annuncio to assist Wells Fargo in defining profile fields

           * For Annuncio to assist Wells Fargo in performing initial data load.

           *  For Annuncio to assist Wells Fargo in creating an initial campaign

           * For Annuncio to train Wells Fargo on the use of Annuncio Live Software

2.2 ANNUNCIO SERVICES. Annuncio will provide the following specific Services and Deliverables to Wells Fargo as part of this SOW:

2.2.1. PROJECT PLANNING AND PROJECT MANAGEMENT BACKGROUND. Annuncio will manage the project described in this document.

2.2.2   SERVICES. Annuncio will provide the
following services.

a) Organize and lead a "kickoff meeting" with Wells Fargo for overall project planning.

                *  Discussion of project goals and objectives

                *  Definition of key milestones

                * Assignment of members of project team from Annuncio and Wells Fargo

b)      Create a project plan and schedule.

c)      Maintain a shared email list for the project team.

d) Participate with Wells Fargo in regular project review meetings during the implementation phase.

e) An Implementation Closure Meeting will be held once the campaign and data services are complete. At this meeting, Annuncio will obtain final approval and sign-off from Wells Fargo of the deliverables. Annuncio will review the Services provided as a part of this SOW, document any outstanding issues remaining, and solicit feedback from Wells Fargo regarding the Services provided and the Annuncio personnel assigned to the project. This meeting will also serve as a transitional milestone between the Services provided by the Annuncio under the terms of this Statement of Work, and the ongoing support Services described in sections concerning Technology and Hosting Services and Ongoing Support Services.

2.2.3   DELIVERABLES

Project plan and schedule

2.2.4   TECHNOLOGY AND HOSTING SERVICES

2.2.4.1 BACKGROUND. Annuncio will provide Wells Fargo with access to a hosted version of Annuncio Live Software during the term of the Agreement.

2.2.4.2 SERVICES

a.      Annuncio will provide the following Services.

        *  A hosted version of Annuncio Live Software, including:

Annuncio Software, Inc.               -13-                          CONFIDENTIAL

          * Hosting of Annuncio Server including but not limited to the Annuncio Live Campaign Server, Live Access Server, Mailcaster and Live Database

          * Hosting of Annuncio Server including but not limited to the email and web servers needed to run online marketing campaigns using Annuncio Live Software.

          * Access from the Annuncio Server to the internet for outbound email and inbound responses

b. An Annuncio Server configured and tuned to support the volume of marketing interactions specified in the Agreement.

          * Agreed upon security for the Wells Fargo Data residing in the Annuncio Live Database

          * System management to ensure Annuncio Server availability for Wells Fargo campaigns

          *  Backup of the Annuncio Live Database

          *  Installation of the Annuncio Live client(s) at Wells Fargo

          * Access from the Annuncio Live client(s) residing at Wells Fargo, to the hosted Annuncio Software over the Internet

2.2.4.3.  DELIVERABLES

a.  Annuncio Live client software

b. Configured and operational Annuncio Live Software system hosted at a location under the control of Annuncio.

2.2.4.4   CONSTRAINTS / LIMITATIONS

a  The Software system will be limited to the volume specified in the Agreement.

b From time to time, Annuncio may be required to perform some Software system maintenance that will result in system downtime. Annuncio will endeavor to coordinate this maintenance with Wells Fargo and provide adequate notice of anticipated downtime.

2.2.5     DATA SERVICES

2.2.5.1 BACKGROUND. Annuncio will provide Wells Fargo with services to assist in building a Live Database for online marketing.

2.2.5.2   SERVICES. Annuncio will provide the following services.

a) Assistance to Wells Fargo in designing and defining the profile fields for the Live Database

b)  Assistance to Wells Fargo in performing initial data load

c) The data to be loaded into Annuncio will be provided by Wells Fargo in a flat file format compatible with the Annuncio Live Import Utility, from the Wells Fargo database

d) Ability for Wells Fargo to load data on an ad-hoc basis using an Import Utility.

Annuncio Software, Inc.               - 14 -                        CONFIDENTIAL

2.2.5.3   DELIVERABLES

a)  Import Utility

b)  Import of flat file

2.2.5.4   CONSTRAINTS / LIMITATIONS.

a) Wells Fargo will provide a flat file of data to load via an extract from the appropriate internal system.

b) The format and content of the flat file must be compatible with the requirements of the AnnuncioLive Import Utility.

c) The scope of integration is limited to importing into Annuncio Live initial data load of data records supplied by Wells Fargo in the required format.

d) Annuncio will provide additional integration services for a rate of [*] per day.

2.2.6.    CAMPAIGN SERVICES

2.2.6.1 BACKGROUND. During the term of this Agreement, Annuncio will assist Wells Fargo in creating and launching the initial campaign.

2.2.6.2   SERVICES

a)  Annuncio will provide the following services.

b) Annuncio will train Wells Fargo on how to use Annuncio Live to create campaigns.

c) Annuncio will assist Wells Fargo in creating and launching the initial campaign.

2.2.6.3   DELIVERABLES. Training and support on initial campaign creation.

2.2.6.4 CONSTRAINTS / LIMITATIONS. Annuncio will assist in creating additional campaigns for a rate of [*] per day.

2.2.7     ONGOING SUPPORT SERVICES

2.2.7.1   BACKGROUND. Annuncio will provide ongoing support to Wells Fargo.

2.2.7.2   SERVICES. Annuncio will provide the following services:

a. Telephone and internet-based support to assist with any product usage questions or any software and system problems.

b.  Operations support to manage the hosted Annuncio Live system

c. Optionally, Annuncio will provide additional technical or campaign consulting services at the rate of [*] per day.

2.2.7.3   DELIVERABLES

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

a.  Contacts for support and systems management

2.2.7.4   CONSTRAINTS / LIMITATIONS

a.  Full terms and conditions for support can be found in the support contract.

b. Deliverables Support & Warranty. Annuncio, at no charge, will correct any bugs discovered in any of the integration components within a period of 30 days after its delivery to Wells Fargo. Support or enhancements thereafter will be billed at the standard rate on a time and materials basis.

2.2.7.5   ASSUMPTIONS

A)        GENERAL ASSUMPTIONS

               * Wells Fargo and Annuncio Software will mutually agree upon a start date for this Statement of Work once Wells Fargo signs the SOW and returns the signed SOW to Annuncio Software.

               * Wells Fargo resources and personnel will be sufficient to perform those project tasks that are the responsibility of Wells Fargo.

               * For those tasks which Annuncio Software elects to perform on-site at Wells Fargo's facility, Wells Fargo will ensure that Annuncio Software personnel have access to the necessary facilities, equipment and appropriate Wells Fargo personnel as may be required to complete the tasks defined within this SOW.

               * For the duration of the project, Wells Fargo will provide Annuncio with suitable workspace, access to conference rooms or classrooms, security clearances for access to Wells Fargo facilities, access to telephones with outside lines, a copier, and normal office supplies as needed.

               * Annuncio Software will generally perform all services during normal business hours: 9:00 AM - 5:00 PM, Monday through Friday. No work will be performed on Annuncio Software holidays. Annuncio Software will provide Wells Fargo with a list of company holidays upon request.

               * For the duration of the project, will provide Annuncio Wells Fargo with suitable workspace, access to conference rooms or classrooms, security clearances for access to Annuncio facilities, access to telephones with outside lines, a copier, and normal office supplies as needed.





2.2.8     WELLS FARGO RESPONSIBILITIES

2.2.8.1   GENERAL RESPONSIBILITIES

a) Wells Fargo's general responsibilities related to the services to be provided by Annuncio Software under this SOW include the following:

b)  Providing primary sponsorship of the project

c) Provision of the necessary project resources to complete the tasks assigned to Wells Fargo as defined above and within this section

Annuncio Software, Inc.               - 16 -                        CONFIDENTIAL

2.2.8.2   SPECIFIC RESPONSIBILITIES

a) Wells Fargo will appoint and assign an overall Project Manager, to represent and manage the project from Wells Fargo's perspective.

b) Wells Fargo will similarly assign technical and campaign representatives, as necessary, for the duration of this engagement. These representatives will have sufficient skills and availability to work with Annuncio staff and execute the responsibilities described herein, thus ensuring the success of the project.

c) Wells Fargo will provide the hardware needed to run client versions of Annuncio Live, and any necessary connections between the client and the Internet.

d) Wells Fargo will provide a flat file from the data source to be imported into Annuncio

e)  Wells Fargo will assist with testing of any imports.

f) Wells Fargo will provide information for and assist with the design of profiles.

3.        PROJECT COSTS

3.1       ASSUMPTIONS

All work will take place at either the Annuncio Mountain View office or the Wells Fargo facility. Any incurred travel or other expenses will be billed to Wells Fargo for work at other than the Annuncio Mountain View Office or the Wells Fargo facility..

3.2       TERMS

3.2.1 Payment terms for the services described within this SOW are as follows:

3.2.2. The costs are based on the services described and assumptions documented within this SOW.

3.2.3 Charges for services and related expenses will be invoiced to Wells Fargo in the following manner:

3.2.4 Additional consulting services, including additional integration services or the creation of additional campaigns, will be billed monthly as the work is completed. Payment is due net 30 days.

3.2.5     Should additional work be identified as a
result of changes in activities or complexity   of the activities, Change Orders
will be generated for Wells Fargo approval prior to initiation of the additional work.

3.3       COSTS

STARTUP FEE-ONE-TIME CHARGE                 [*]

Install and setup hardware and software               Included in startup fee
in hosted environment

Setup Annuncio Live profile database                  Included in startup fee

Perform initial data load                             Included in startup fee

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

STARTUP FEE--ONE-TIME CHARGE            [*]

Setup remote access to Annuncio Live                Included in startup fee
at Annuncio and at Wells Fargo when
security issues are resolved

Provide Annuncio Live training for                  Included in startup fee
up to six people

Assist in design, creation, testing,                Included in startup fee
and launch of initial campaign


MONTHLY FEE - SERVICE CONTRACT (6 MONTHS MAXIMUM, COMMENCING NOVEMBER 1, 1999)

Up to 200,000 marketing transactions                [*]
per month

Hardware & software monitoring and                  Included in monthly service
management

Database administration, management                 Included in monthly service
and backup

Ongoing technical support                           Included in monthly service

Consulting services (up to [*]                      Included in monthly service
per month)

4.        AUTHORIZATION TO PROCEED

Annuncio Software, Inc. and Wells Fargo Bank, N.A.. hereby agree to the description of services contained in this Statement of Work, and Wells Fargo & Co. hereby authorizes commencement of the services.

ANNUNCIO SOFTWARE, INC.                      WELLS FARGO BANK, N.A.

Signature /s/ Chris McClain                  Signature /s/ Scott T.K. Gable

Name CHRIS MCCLAIN                           Name SCOTT T.K. GABLE
     -------------                                ----------------

Title VP, SALES                              Title SVP, MARKETING
      ---------                                    --------------

Date 10/7/99                                 Date 10/6/99
     -------                                      -------

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   Schedule B
                                   ----------

                                    PRICING

Pricing will take one of two forms: either as a services-based pricing model or as a product-based pricing model.

SERVICES PRICING MODEL                                                 COST

Rate per month for managing volumes of up to [*] marketing             [*]
transactions per month for total outsourced solution for services described below

Pricing of services does not include travel and expenses. Wells Fargo is not responsible for travel time to and from Wells Fargo, nor lodging/per Diem expenses while at Wells Fargo.

Payment for other functions performed by Annuncio will be mutually agreed upon.

The monthly rate of [*] assumes a six-month commitment. In the event that Wells Fargo continues to request Services from Annuncio after the initial six-month commitment for all or part of the remainder of the one (1) year initial term, Annuncio will provide the Services on the same terms and conditions on a month to month basis for the period of time selected by Wells Fargo.

SERVICES PROVIDED BY ANNUNCIO SOFTWARE Annuncio's services will be as set forth in the applicable Statement of Work.

PRICING OF SOFTWARE LICENSE & MAINTENANCE (IF OPTION EXERCISED BY WELLS FARGO)

SOFTWARE LICENSE
IF ANNUNCIO LIVE IS PURCHASED WITHIN SIX (6) MONTHS OF
EFFECTIVE DATE:                                                       [*]

FIRST YEAR MAINTENANCE                                                [*]

SOFTWARE:      Perpetual license for Annuncio Live Enterprise Version

VOLUME: Up to [*] million marketing transactions per year ("Marketing Transaction" is defined as both an outbound email and an initial entry into an Annuncio Live campaign. Marketing transactions are tracked by annuncio through periodic system audits, which would occur no more frequently than quarterly and no less frequently than annually.)

MAINTENANCE:   After year-one, annual maintenance is billable at a rate of 18%
               of the then-license fee actually paid by Wells Fargo for the Annuncio Live software. Annuncio shall not increase the rate for the annual maintenance fee more than annually and no more than of [*] of the amount charged for the preceding year's annual maintenance fee.

SERVICES:      Additional consulting services may be provided upon Wells Fargo request at Annuncio's then-current prices for Professional
               Services. Cost of onsite consulting will not include travel time to Wells Fargo, nor per diem expenses, lodging or transportation to lodging.

TRAINING:      Additional training services may be provided upon Wells Fargo request at Annuncio's then-current prices for training services.

[*]

SERVERS: One Annuncio Live Enterprise server, plus provision for backup server.

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CLIENTS:       [*]

OTHER: As Annuncio charter member, will have the opportunity to participate in semi-annual meetings to provide input and counsel on future releases of Annuncio Live.

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   Schedule C
                                   ----------

                                 SERVICE LEVELS

                       ANNUNCIO SOFTWARE STANDARD SUPPORT

 .    A 90-day media warranty: Annuncio will replace defective media during the first 90 days.

 .    Software upgrades: Includes maintenance releases as well as upgrades.

 .    Support for current release and one level back, for up to one year.

 .    Standard hours of telephone support: 8 a.m. to 5 p.m., Pacific Time, with support for unlimited number of incidents. Extended hours available at additional cost.

 .    Call back response times: 1 business hour for emergencies, 4 hours for urgent, and 24 hours for others. All hours are business hours.

 .    Four named customer contacts for support -two technical (one primary and one backup) and two marketing (one primary and one backup). Additional contacts may be added at additional cost. Contacts must be properly trained in the use of the product, for instance, by attending the relevant training class.

 .    Wells Fargo-defined priorities: Wells Fargo defines business impact of issue, when initially contacting Technical Support. Once issue is understood by Annuncio, however, Annuncio might, at its discretion, re-assign a different priority to the case.

 .    Defect fixes will be deliverable via patch for emergencies without workaround. Major issues will be addressed via fix in the next maintenance release. Patches may be individual or cumulative, at Annuncio's discretion.

 .    Annuncio Software reserves the right to make changes to its standard support, upon 30 days written notice to Wells Fargo.

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                  Schedule D.
                                  -----------

                     WELLS FARGO DATA SECURITY REQUIREMENTS

As necessary, Annuncio shall comply with the following Wells Fargo security requirements when performing the services or providing maintenance services and Annuncio shall require that any third party providing the hosting services for Annuncio shall agree in writing to comply with such requirements.

1. Annuncio agrees that Wells Fargo personnel will be responsible for determining and maintaining all levels of security residing on Wells Fargo hardware or systems.

2. Annuncio agrees that it will not permit unauthorized traffic to access, either directly or indirectly, Wells Fargo networks from or through Annuncio's end of the common Internet connection.

3. Wells Fargo reserves the right to immediately disconnect Annuncio's service upon the discovery of any unauthorized access, via Annuncio's end of the common Internet connection, to Wells Fargo networks. All of Annuncio's commitments with regard to any service provisions of this Agreement shall, however, remain in full force. Such commitments shall be satisfied by on-site servicing until the nature of such inappropriate access is investigated and resolved to Wells Fargo's satisfaction.

4. Annuncio agrees that any server access required by Annuncio's staff through outside security products will be in a read-only mode unless prior written approval for more intrusive access is granted by the manager of Wells Fargo Data Security Architecture. Such approval shall be necessary for each separate instance in which non read-only access is desired.

5. Annuncio agrees that access will be strictly limited to platforms or protocols that have been documented in this agreement. Annuncio agrees that Wells Fargo will be notified if the configuration changes at Annuncio's end of the connection.

6. Annuncio and its product packages may transfer files to the Wells Fargo domain, but such transfer cannot be made through File Transfer Protocol (FTP). Whenever feasible, Annuncio shall use the file transfer method known as Connect:
Direct.

7. Annuncio agrees (1) to be alert to all "holes" and "fixes" through an industry-recognized service that issues Computer Emergency Response Team (CERT) advisories, and (2) to act diligently in applying such "fixes" to the appropriate system.

8. Annuncio agrees that it will supply Wells Fargo with a letter certifying that Annuncio has developed and engineered its software without any "back doors" or "trap doors" which allow for application code access through the bypassing of any/all security features. If there are any such accesses for programming and code modification, Annuncio agrees that it will use its best efforts to immediately identify those accesses to Wells Fargo and assist Wells Fargo in eliminating them. Annuncio shall perform such services at no additional cost to Wells Fargo. If Annuncio is using software obtained from or through a third party, Annuncio agrees to obtain such a certification letter from that third party.

9. Annuncio certifies that each and every person working for Annuncio under this Agreement, including but not limited to its staff, contractors, and sub-contractors, has undergone a background investigation and that no such person has been either charged with, or convicted of, embezzlement, fraud, antitrust, or any other financial related crime.

10. Annuncio agrees and understands that the project security will be implemented incrementally and in direct proportion to the concurrent level of access to production data. Annuncio further agrees to allow Wells Fargo to

Annuncio Software, Inc.               -22-                          CONFIDENTIAL
conduct network assessments, and such assessments are to occur on a schedule to be mutually agreed upon. Annuncio understands that should an Wells Fargo assessment reveal inappropriate or inadequate security, based upon security requirements as defined by Wells Fargo, Wells Fargo may remove Annuncio access from the Wells Fargo network until Annuncio complies, to Wells Fargo's satisfaction, with said security requirements.

11. Annuncio agrees to establish and maintain all application and system logs under its domain and further agrees that it shall provide Wells Fargo with a copy of all logs on a weekly basis, unless Wells Fargo shall request such logs with greater frequency.

12. Annuncio agrees to provide Wells Fargo with a documented description of its disaster recovery strategy/capability. This description will address actions to be taken by Annuncio in the event of an extended outage of service (Such an outage could be caused by a number of events ranging from technical hardware/software/network related malfunctions to a catastrophic disaster). The description should address:

          * Risk avoidance and disaster prevention provisions in place (e.g. physical security systems, fire protection/suppression systems, equipment spare parts on-site, Uninterrupted Power Supply (UPS) and backup generators, etc.).
          * Recovery time frames (In the event of an outage, how many hours until service will be restored? For a worst case scenario, define the maximum allowable downtime).
          *  Data backup and off-site storage process.
          *  Lost customer data/data in progress recovery.
          * Service recovery strategy (e.g. internal/redundant backup, commercial hotsite backup, equipment "quick ship" agreements with other Servers, etc.).
          *  Notification process.
          * Recovery testing process (How many recovery tests per year? Is Wells Fargo involved in recovery testing?).
          * Recovery Plan maintenance (Who maintains the recovery plan? How frequently is it reviewed and/or updated as a result of technical/product/service changes?).
          * Define the recovery roles and responsibilities assumed by Annuncio and Wells Fargo, respectively.

13. Annuncio certifies that its internal security meets the minimum standard security requirements, current as of the date of this Agreement and as may be updated by Wells Fargo from time to time, as documented by Norwest Security Planning. Prior, written permission is required for each separate instance in which Annuncio fails to meet such security requirements. Failure to obtain such permission shall, in each such instance, constitute a material breach of this Agreement.

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